SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ___
                             ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                ----------------------
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York                     10043
---------------------------------------------------   ----------
(Address of principal executive office)               (Zip Code)
                             -----------------------

                           GENERAL MOTORS CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                        38-0572515
-------------------------------------          -------------------
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)

767 FIFTH AVENUE                                  10153
NEW YORK, NEW YORK                              (Zip Code)

3044 WEST GRAND BOULEVARD                         48202
DETROIT, MICHIGAN                               (Zip Code)
------------------------------------------------
(Address of principal executive offices)

                             -----------------------

                                 DEBT SECURITIES
                       (Title of the indenture securities)
Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                ADDRESS
            Comptroller of the Currency               Washington, D.C.
            Federal Reserve Bank of New York          New York, NY
            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     AFFILIATIONS WITH OBLIGOR.
            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    LIST OF EXHIBITS.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 toRegistration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A.(as of June 30, 1995 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 6th day of November, 1995.


                                          CITIBANK, N.A.


                                           /S/CAROL NG
                                      By:  Carol Ng
                                           Assistant Vice President

                                Charter No. 1461

                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N. A.

of New York in the State of New York, at the close of business on June 30, 1995 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 1461 Comptroller of the Currency Northeastern District.
                                  ASSETS
                                                            Thousands
                                                            of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances
    and currency and coin                                 $  7,397,000
  Interest-bearing balances:                                 9,242,000
  Securities:
  Held-to-maturity securities                                4,013,000
  Available-for-sale securities                             12,199,000
Federal funds sold and
  securities purchased under
  agreements to resell in
  domestic offices of the
  bank and of its Edge and
  Agreement subsidiaries,
  and in IBFs: Federal
  funds sold                                                 3,468,000
  Securities purchased under
  agreements to resell                                         519,000
Loans and lease financing receivables:
  Loans and leases, net of
    unearned income                       $136,294,000
LESS: Allowance for loan and
  lease losses                               4,401,000
                                          ------------
Loans and leases, net of unearned
  income and allowance                                     131,893,000
Assets held in trading accounts                             33,328,000
Premises and fixed assets
  (including capitalized leases)                             3,463,000
Other real estate owned                                      1,299,000
Investments in unconsolidated
  subsidiaries and associated companies                      1,039,000
Customers' liability to this bank on
  acceptances outstanding                                    1,408,000
Intangible assets                                               14,000
Other assets                                                 7,825,000
                                                          ------------
TOTAL ASSETS                                              $217,107,000
                                                          ============




                                   LIABILITIES
Deposits:
  In domestic offices                                     $ 33,302,000
    Noninterest-bearing                   $ 11,799,000
    Interest-bearing
21,503,000
------------
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                 116,776,000
      Noninterest-bearing                    8,429,000
      Interest-bearing                     108,347,000
                                          ------------
Federal funds  purchased and securities  sold under  agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased                                  1,756,000
    Securities sold under agreements
      to repurchase                                            675,000
Trading liabilities                                         22,079,000
Other borrowed money:
   With original maturity of one year
   or less                                                   8,224,000
   With original maturity of more than
   one year                                                  4,321,000
Mortgage indebtedness and obligations
  under capitalized leases                                     107,000
Bank's liability on acceptances
  executed and outstanding                                   1,418,000
Notes and debentures subordinated
  to deposits                                                5,700,000
Other liabilities                                            7,752,000
                                                          ------------
TOTAL LIABILITIES                                         $202,110,000
                                                          ============
                              EQUITY CAPITAL
Common stock                                              $    751,000
Surplus                                                      6,686,000
Undivided profits and capital reserves                       7,855,000
Net unrealized holding gains (losses)
  on available-for-sale securities                             246,000
Cumulative foreign currency translation
  adjustments                                                 (541,000)
                                                          ------------
TOTAL EQUITY CAPITAL                                      $ 14,997,000
                                                          ------------
TOTAL LIABILITIES AND EQUITY CAPITAL                      $217,107,000
                                                          ============

      I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            ROGER W. TRUPIN
      We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN
WILLIAM R. RHODES
PAUL J. COLLINS                                Directors